As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Williams Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	73-0569878
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of Principal Executive Offices)

The Williams Companies, Inc. 2007 Incentive Plan

The Williams Companies, Inc. 2007 Employee Stock Purchase Plan

(Full Title of the Plan)

Craig L. Rainey, Esq.

The Williams Companies, Inc.

One Williams Center

Tulsa, Oklahoma 74172

(918) 573-2000

(Name, Address, and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2007 Incentive Plan, Common Stock, par value $1.00 per share	10,000,000 shares	$ 54.81(2)	$ 548,100,000(2)	$ 70,595.28(2)
2007 Employee Stock Purchase Plan, common stock, par value $1.00 per share	1,600,000 shares	$ 46.59(3)	$ 74,544,000(3)	$ 9,601.27(3)
Total	11,600,000 shares	$ 53.68	$ 622,644,000	$ 80,196.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act based upon the average of the high and low prices per share of the Registrant’s Common Stock on August 7, 2014, as reported by the New York Stock Exchange, which was $54.81.
(3)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457 of the Securities Act based upon a 15% discount from the average high and low prices per share of the Registrant’s Common Stock on August 7, 2014 as reported on the New York Stock Exchange, which was $46.59, such discount representing the maximum permissible discount offered pursuant to such plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed with the U.S. Securities and Exchange Commission (the “Commission”) by The Williams Companies, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to the registration of (i) an additional 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which may be issued to eligible employees in accordance with the terms of the Company’s 2007 Incentive Plan, and (ii) an additional 1,600,000 shares of Common Stock, which may be issued to eligible employees in accordance with the terms of the Company’s 2007 Employee Stock Purchase Plan. Pursuant to General Instruction E to Form S–8, the Company hereby incorporates by reference the Registration Statements on Form S-8 filed with the Commission on May 15, 2007 (Reg. No. 333–142985) and filed with the Commission on May 27, 2010 (Reg. No. 333-167123), except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference and made a part of this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K (File No. 1-04174) for the year ended December 31, 2013, filed on February 26, 2014 (provided, however, Items 6, 7, 7A and 8 of the Form 10-K and Exhibit 12 thereto, which were subsequently recast in the Company’s Current Report on Form 8-K filed on May 22, 2014, are not incorporated herein);

(b)	the Company’s Quarterly Reports on Form 10-Q (File No. 1-04174) for the quarter ended March 31, 2014, filed on May 1, 2014, and the quarter ended June 30, 2014, filed on July 31, 2014;

(c)	the Company’s Current Reports on Form 8-K (File No. 1-04174) filed on January 28, 2014, February 11, 2014, February 25, 2014 (as amended by a Current Report on Form 8-K/A filed on March 19, 2014), March 24, 2014, May 22, 2014, May 28, 2014, June 16, 2014, June 23, 2014, June 24, 2014 (two Form 8-Ks filed on this day), and July 1, 2014 (excluding for all such Current Reports the information, if any, furnished under Item 7.01 thereof and corresponding information furnished under Item 9.01 or included as an exhibit thereto);

(d)	the information included in the Company’s definitive proxy statement filed on April 11, 2014 under the headings “Proposal 1 — Election of Directors,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Questions and Answers About the Annual Meeting and Voting,” “Corporate Governance and Board Matters,” “Compensation Discussion and Analysis,” “Executive Compensation and Other Information,” “Compensation of Directors,” “Compensation Committee Interlocks and Insider Participation,” “Equity Compensation Stock Plans,” “Security Ownership of Certain Beneficial Owners and Management” and the subheading “Principal Accounting Fees and Services” in Proposal 4 — Ratification of the Appointment of Independent Auditors; and

(e)	the description of the Company’s Common Stock, $1.00 par value, contained in the Company’s Registration Statement on Form S-3, filed with the Commission on May 24, 2012, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common

Stock registered hereby have been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished to, but not filed with, the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities has been passed upon by Craig L. Rainey Esq., Senior Vice President and General Counsel of the Company. Mr. Rainey is an officer and employee of the Company and, as such, participates in various stock benefit plans of the Company. By reason of such participation, Mr. Rainey owns and holds options to purchase, restricted stock units and shares of Common Stock of the Company.

ITEM 8.	EXHIBITS.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 11th day of August, 2014.

The Williams Companies, Inc.

By:	/s/ Craig L. Rainey
Craig L. Rainey
Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan S. Armstrong	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 11, 2014
Alan S. Armstrong

/s/ Donald R. Chappel	Senior Vice President & Chief Financial Officer (Principal Financial Officer)	August 11, 2014
Donald R. Chappel

/s/ Ted T. Timmermans	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2014
Ted T. Timmermans

/s/ Joseph R. Cleveland	Director	August 11, 2014
Joseph R. Cleveland

/s/ Kathleen B. Cooper	Director	August 11, 2014
Kathleen B. Cooper

/s/ John A. Hagg	Director	August 11, 2014
John A. Hagg

/s/ Juanita H. Hinshaw	Director	August 11, 2014
Juanita H. Hinshaw

Signature	Title	Date

/s/ Ralph Izzo	Director	August 11, 2014
Ralph Izzo

/s/ Frank T. MacInnis	Director	August 11, 2014
Frank T. MacInnis

/s/ Eric W. Mandelblatt	Director	August 11, 2014
Eric W. Mandelblatt

/s/ Steven W. Nance	Director	August 11, 2014
Steven W. Nance

/s/ Murray D. Smith	Director	August 11, 2014
Murray D. Smith

/s/ Janice D. Stoney	Director	August 11, 2014
Janice D. Stoney

/s/ Laura A. Sugg	Director	August 11, 2014
Laura A. Sugg

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	The Williams Companies, Inc. 2007 Incentive Plan, as amended (filed on April 11, 2014, as Appendix A to the Company’s Definitive Proxy Statement and incorporated herein by reference).

4.2	The Williams Companies, Inc. Employee Stock Purchase Plan, as amended (filed on April 11, 2014 as Appendix B to the Company’s Definitive Proxy Statement and incorporated herein by reference).

4.3	Restated Certificate of Incorporation (filed on May 26, 2010, as Exhibit 3.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.4	Restated By-Laws (filed on May 26, 2010 as Exhibit 3.2 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.5	Amended and Restated Rights Agreement dated September 21, 2004 by and between the Registrant and EquiServe Trust Company, N.A., as Rights Agent (filed on September 24, 2010, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.6	Amendment No. 1 dated May 18, 2007 to the Amended and Restated Rights Agreement dated September 21, 2004 (filed on May 22, 2007 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

4.6	Amendment No. 2 dated October 12, 2007 to the Amended and Restated Rights Agreement dated September 21, 2004 (filed on October 15, 2007 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference).

5.1*	Opinion and Consent of Craig L. Rainey, Esq., Senior Vice President and General Counsel for the Company, relating to the validity of the securities.

23.1*	Consent of Independent Registered Accounting Firm, Ernst & Young LLP.

23.2*	Consent of Independent Registered Accounting Firm, Deloitte & Touche LLP.

23.3*	Consent of Independent Registered Accounting Firm, PricewaterhouseCoopers LLP.

23.4*	Consent of Craig L. Rainey, Esq. (contained in Exhibit 5.1).

*	Filed herewith.

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